Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 26, 2003, in the Registration Statement (Form S-1) and related Prospectus of Harken Energy Corporation for the registration of 22,715,000 shares of its common stock.

/s/ Ernst & Young LLP

Houston, Texas

February 3, 2004